EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350, AS

ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-KSB of Piedmont Community Bank Group, Inc. (the “Company”) for the year ended December 31, 2006, as filed with the FDIC on the date hereof (the “Report”), Robert D. Hulsey, Jr. , President and Chief Executive Officer of the Company and Julie Simmons, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his/her knowledge and belief, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Robert D. Hulsey, Jr.
Robert D. Hulsey, Jr.
Chief Executive Officer
March 30, 2007

/s/ Julie Simmons
Julie Simmons
Chief Financial/Accounting Officer
March 30, 2007

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

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